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Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Interests of Experts" in the Registration Statement (Form F-10) and related preliminary short form prospectus of Talisman Energy Inc. (the "Company") dated March 28, 2012 with respect to the sale and issue of debt securities, common shares, preferred shares, subscription receipts, warrants and units having an aggregate offering price of up to $3,500,000,000 (or the equivalent in other currencies) of the Company, and to the incorporation by reference therein of our reports dated March 1, 2012, with respect to the consolidated financial statements of the Company which comprise the consolidated balance sheets as at December 31, 2011 and 2010, and January 1, 2010, and the consolidated statements of income, comprehensive income, changes in shareholders' equity and cash flows for the years ended December 31, 2011 and 2010, and a summary of significant accounting policies and other explanatory information, and the effectiveness of internal control over financial reporting, included in its Annual Report (Form 40-F) for the year ended December 31, 2011, filed with the Securities and Exchange Commission.

Calgary, Canada March 28, 2012	Signed "Ernst & Young LLP" Chartered Accountants

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  Exhibit 5.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM